UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

The Company has received questions and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q.1  “Will the Company be able to go after box stores purchase orders once ABCO has completed Phase 3?”
A.   Yes.

Q2.  “What does Phase 3 actually refer to?”
A2.   Phase 3 refers to the production and release of product for sale to retail vendors.  Phase 3 essentially was the completion of:  (1) the internal controls at ABCO to be finalized in accordance with requirements of retail stores and  (2) the equipment installed for production.

Q3.  What are the Company’s goals with regard to retail stores?
A4.  The Company ideally would have only a few large customers such as Sam’s Club, Wal-Mart, Target and Costco. The Company is currently focusing on Sam’s Club based on the previous aerosol pancake success that had a nationwide presence with Wal-Mart.

Item 8.01 Other Events.

ABCO has informed the Company that Phase 3 is complete and is able to produce and release product for sale.  Production will commence at ABCO this month.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2015	Nate’s Food Co. By: /s/ Nate Steck Name: Nate Steck Title: CEO